EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-150552, 333-150485, 333-130031, and 333-102084 on Form S-8/3 of Community First, Inc. of our report dated April 15, 2011 with respect to the consolidated financial statements of Community First, Inc. which appear in this Annual Report on Form 10-K of Community First, Inc. for the year ended December 31, 2010.
Crowe Horwath LLP
Brentwood, Tennessee
April 15, 2011